UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

Norcraft Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36173	37-1738347
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3020 Denmark Avenue, Suite 100
Eagan, MN 55121
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code (800) 297-0661

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 4, 2014, the Board of Directors (the “Board”) of Norcraft Companies, Inc. (the “Company”) increased the number of directors of the Board from five to six and appointed Edward S. Kennedy to serve as a director of the Board and member of the Audit Committee, effective immediately. Mr. Kennedy will serve as a Class I director subject to election at the Company’s 2017 Annual Meeting of Stockholders. There is no arrangement or understanding pursuant to which Mr. Kennedy was elected as a director, and there are no related party transactions between the Company and Mr. Kennedy required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointments, Mr. Kennedy will receive an annual retainer of $30,000 for his service as a director and a grant of options under the Norcraft Companies, Inc. 2013 Incentive Plan having an aggregate fair market value of $100,000, based on the closing price of the Company’s common stock on the day immediately prior to the grant date, and vesting in equal annual installments on the first, second and third anniversaries of the grant date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2014	Norcraft Companies, Inc.
By: ___/s/ Leigh Ginter__
Name: Leigh Ginter
Title: Chief Financial Officer